FOR IMMEDIATE RELEASE:  March 29, 1996


CONTACT:
J.C. GOUACHE, President and COO
BioTechnica International, Inc.
4001 N. War Memorial Drive - Suite 200
Peoria, IL  61614
(309) 681-0300


BIOTECHNICA INTERNATIONAL, INC. ANNOUNCES NEW PRESIDENT
AND CHIEF OPERATING OFFICER


PEORIA, IL -- BioTechnica International, Inc. (NASDAQ: BIOT) announced yesterday that Bruno Carette, its current Vice President of Sales and Marketing, will replace J.C. Gouache as the President and Chief Operating Officer of BioTechnica International, Inc. effective as of July 1, 1996.
Mr. Carette was appointed Vice President, Sales and Marketing on
August 22, 1994. Mr. Carette served as Company Production Manager at Vilmorin S.A., a Limagrain affiliate, from 1990 to 1993. He was the Overseas Production Manager at Vilmorin S.A. from 1988 to 1990. Mr. Gouache, a native of France, has worked in various capacities in the United States for the last eight years, including serving as President and Chief Operating Officer of BioTechnica International, Inc. since October, 1993. Mr. Gouache has accepted a new position with Dolisos-France, a subsidiary of Groupe Limagrain (the eighty-five percent (85%) parent of BioTechnica International, Inc.).

BioTechnica International, Inc. is an agricultural products company dedicated principally to the production and marketing of proprietary hybrid corn, soybean, alfalfa, and other field seed products throughout the Midwest Corn Belt region of the United States.